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                                                                    Exhibit 3.28
                                                                    ------------


                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              TOKHEIM SERVICES LLC

                      AN INDIANA LIMITED LIABILITY COMPANY


          The undersigned Members hereby form a limited liability company pursuant to and in accordance with the Indiana Business Flexibility Act, 23 Ind.
(S) 18-1-1, et seq. (the "Act"), and hereby agree and declare as follows:
            -- ---

          1.   Name.  The name of the limited liability company formed hereby is
               ----
Tokheim Services LLC (the "LLC").

          2.   Purpose.  The purpose of the LLC is to engage in any and all
               -------
lawful activities to which the Members deem appropriate.

          3.   Registered Office.  The registered office of the LLC in the State
               -----------------
of Indiana is located at 251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204.

          4.   Registered Agent.  The name and address of the registered agent
               ----------------
of the LLC for service of process on the LLC in the State of Indiana is Corporation Trust Company, 251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204.

          5.   Capital Accounts.  An account shall be established in the LLC's
               ----------------
books for each Member (each a "Capital Account") in accordance with the rules of
Section 704 of the Internal Revenue Code of 1986 and Treasury Regulation Section 1.704-1(b)(2)(iv).

          6.   Percentage Interest and Allocations of Profits and Losses.  Each
               ---------------------------------------------------------
Member's interest in the LLC shall be expressed as a percentage equal to the ratio on any date of such Member's Capital Account on such date to the aggregate Capital Accounts of all Members on such date, such Capital Accounts to be determined after giving effect to all contributions of property or money, distributions and allocations for all periods ending on or prior to such date (as to any Member, his or her "Percentage Interest"). The LLC's profits and losses shall be allocated in accordance with the Percentage Interests of the Members. Each member's Percentage Interest will be reflected on Schedule A hereto.
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          7.   Admission and Capital Contributions.  Simultaneously with the
               -----------------------------------
execution and delivery of this Agreement, Tokheim Corporation and Tokheim Investment Corp. are admitted as the initial Members of the LLC. The address of Tokheim Corporation is: 10501 Corporate Drive, Fort Wayne, IN 46845. The address of Tokheim Investment Corp. is: c/o CT Corporation System, 350 North St. Paul Street, Dallas, TX 75201.

          8.   Additional Contributions. Except as otherwise required by law or
               ------------------------
agreed in writing by all of the Members, no Member shall be required to make any additional capital contributions to the LLC. Each additional capital contribution shall be made payable to the LLC, in immediately available funds, at its principle office. No Member shall be entitled to receive interest on its capital contributions.

          9.   Distributions.  From time to time, as determined by the Members
               -------------
owning a majority of the Percentage Interests (the "Majority Members"), the Majority Members shall have the right to cause the LLC to distribute to the Members, pro rata based on their respective Percentage Interests, any cash held by it which is neither reasonably necessary for the operation of the LLC nor in violation of Sections 18-5-4, 18-5-5 or 18-9-6 of the Act.

          10.  Managers.  The number of Managers shall initially be three (3),
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and thereafter shall be such number as shall be fixed from time to time by the
Majority Members.

          The initial Managers shall be Douglas K. Pinner, John A. Negovetich and Norman L. Roelke. The Managers shall hold office during the lifetime of the LLC until its termination as herein provided; except any Manager (a) may resign or retire by written instrument signed by him and delivered to each other Manager, which shall take effect upon such delivery or upon such later date as is specified therein; (b) who be comes physically or mentally incapacitated by reason of disease or otherwise, or is otherwise unable to serve, may be removed by written instrument signed in good faith by at least two-thirds (2/3) of the other Managers, specifying the date of his removal; or (c) may be removed by the Majority Members at any meeting of the Members duly called for such purpose.
The death of a Manager shall end his or her term and create an automatic vacancy. Any vacancy among the Managers, whether created by an increase in the number of Managers, by the death, resignation or removal of a Manager or otherwise, shall be filled by the Majority Members.

          Except as otherwise provided herein or by law, the Managers shall have exclusive and absolute control over the business of the LLC. The Managers shall have the power to conduct the business of the LLC and to carry on its operations in any and all of its offices and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the LLC,

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although such things are not herein specifically mentioned. Any determination as to what is in the interests of the LLC made by the Managers in good faith shall be conclusive.

          All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the LLC shall be valid and binding on the LLC if executed by Douglas K. Pinner, John A. Negovetich, Norman
L. Roelke or M. Martha Sherry. All actions previously taken by M. Martha Sherry in forming the LLC are hereby ratified and approved.

          11.  Powers of Members.  The number of Members shall initially be two
               -----------------
(2), and thereafter shall be such number as shall be fixed from time to time by the Majority Members. The Members shall have the right and authority to take all actions specifically enumerated in the Certificate of Organization or this Agreement.

          12.  Compensation.  No Member shall receive compensation for services
               ------------
rendered to the LLC. Managers shall receive such compensation for services rendered to the LLC as the Majority Members shall determine.

          13.  Term.  The LLC shall dissolve, and its affairs shall be wound up,
               ----
upon the earliest to occur of (a) the execution of a written consent by all Members or (b) an event of dissolution of the LLC under the Act.

          14.  Assignments.  No Member may assign, pledge and/or otherwise
               -----------
encumber its ownership or control of all or any part of, or any interest in, the Member's Percentage Interest, without the prior written consent of each other Member. Any permitted assignee of a Member's Percentage Interest shall, as a condition to such assignment, comply with the requirements for becoming an additional Member set forth in Section 17.

          15.  Withdrawal.  Any Member may withdraw from the LLC only with the
               ----------
prior written consent of all other Members. Upon any such permitted withdrawal, the withdrawing Member shall receive the lesser of (x) the book value of such Member's then-current Percentage Interest in the LLC and (y) the aggregate amount of any contributions of property or money made by such Member to the LLC.

          16.  Limited Liability.  No Member shall have liability for the
               -----------------
obligations of the LLC, except to the extent provided in the Act.

          17.  Additional Members.  No additional Member shall be admitted to
               ------------------
the LLC without the prior written consent of each of the other Members, which consent may be evidenced by, among other things, the execution of an amendment to this Agreement. Each additional Member, as a condition to its admission, shall (i)

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execute and deliver to each of the other Members a counterpart to this
Agreement, agreeing for the benefit of the other Members to be bound by this Agreement to the same extent as if the additional Member had been an original party to the Agreement as a Member and (ii) take all action and execute all instruments required by the LLC in order to comply with any applicable federal or state law and regulations.

          18.  Amendments.  This Agreement may be amended only in a writing
               ----------
signed by all of the Members.

          19.  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of Indiana.

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

          IN WITNESS WHEREOF, the undersigned has duly executed this Limited Liability Company Agreement as of the _____ day of January, 1999.


                                    TOKHEIM CORPORATION

                                    /s/ John A. Negovetich
                                    ----------------------
                                    By: John A. Negovetich
                                    Its:  Executive Vice President, Finance &
                                          Administration & CFO

                                    TOKHEIM INVESTMENT CORP.


                                    /s/ John A. Negovetich
                                    ------------------------------------------
                                    By:  John A. Negovetich
                                    Its:  Executive Vice President, Finance &
                                          Administration & CFO

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                                  Schedule A

                              Percentage Interest



Member                        Percentage Interest
------                        -------------------

Tokheim Corporation           99.0%

Tokheim Investment Corp.      1.0%

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